UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2006

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-28234	76-0493269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1135 EDGEBROOK
HOUSTON, TEXAS	77034-1899
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 943-7574

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant number under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2006, Mexican Restaurants, Inc. (the “Company”) (Nasdaq SC: CASA) entered into a Separation Agreement and General Release with Curt Glowacki (the “Agreement”) in connection with his resignation as the Company’s President and Chief Executive Officer effective December 15, 2006. The Agreement is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference into this Item 1.01. A copy of the Company’s December 1, 2006 press release announcing Mr. Glowacki’s departure is attached to this Form 8-K as Exhibit 99.1 hereto.

The Agreement provides Mr. Glowacki an aggregate cash payment of $596,764, net of applicable withholding, with respect to his stock options vested through December 4, 2006, and for such payment to be made by the Company on or before December 31, 2006. Additionally, under the Agreement Mr. Glowacki has agreed that during the twenty-four (24) month period following December 15, 2006, he will not (i) directly or indirectly, hire attempt to hire, contact or solicit any employee of the Company or (ii) seek or encourage any present or future vendor, supplier, distributor, customer or investor to terminate or alter his, her or its relationship with the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2006, Curt Glowacki resigned from his position as Chief Executive Officer and President of the Company, effective December 15, 2006. Mr. Glowacki’s resignation was not the result of any disagreement between Mr. Glowacki and the Company regarding any matter relating to the Company’s operations, policies or practices. Lou Neeb, age 67, the Company’s current Chairman of the Board, has been named the new Chief Executive Officer of the Company effective December 15, 2006, and Lou Porry, age 53, a director of operations for the Company since 1991, has been named the Company’s Chief Operating Officer effective December 15, 2006.

Mr. Neeb has served as Chairman of the Board of the Company since October 1995, and also served as Chief Executive Officer of the Company from April 1996 to May 2000, and as interim President from August 1997 to April 1998. Since 1982, Mr. Neeb has also served as President of Neeb Enterprises, Inc., a restaurant consulting company. From July 1991 to January 1994, Mr. Neeb served as President of Spaghetti Warehouse, Inc. From September 1989 to June 1991, Mr. Neeb served as President of Geest Foods USA. From 1982 to 1987, Mr. Neeb served as President and Chief Executive Officer of Taco Villa, Inc. and its predecessors, where he oversaw the development of the Applebee’s restaurant chain and the operation of the Del Taco restaurant chain. From 1980 to 1982, Mr. Neeb served as Chairman of the Board and Chief Executive Officer of Burger King Corporation. From 1973 to 1980, Mr. Neeb served in various positions, including President and Chief Operating Officer of Steak & Ale restaurants. During that time, Mr. Neeb directed the development of the Bennigan’s restaurant concept. Mr. Neeb serves as a director of CEC Entertainment, Inc.

Mr. Porry has been an employee of the Company and its predecessors since 1985, and for the last fifteen years has served as a director of operations for the Company’s Monterey’s, Tortugas and Casa Olé concepts.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release
99.1	Mexican Restaurants, Inc. press release dated December 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

MEXICAN RESTAURANTS, INC.

By:	/s/ ANDREW J. DENNARD
Andrew J. Dennard
Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary